                                                                    EXHIBIT 10.5

          CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                     ASTERISKS (*) DENOTE SUCH OMISSIONS.

                            Sycamore Networks, Inc.

                       MANUFACTURING SERVICES AGREEMENT
                       --------------------------------

1.0  GENERAL SCOPE
------------------

This Manufacturing Services Agreement is entered into by and between Sycamore Networks Inc. (Sycamore), 10 Elizabeth Drive, Chelmsford, Massachusetts 01824 and Celestica Corporation (Celestica), 100 Domain Drive, Exeter, New Hampshire, 03833, USA.

WITNESSETH:

WHEREAS, Sycamore desires to enter into a business relationship involving the regular performance of two general classes of Manufacturing Services referred to as "Non recurring" and "Recurring" services.

   Non-Recurring Manufacturing Services: generally associated with the initial
   -------------------------------------
   introduction of new products including but not limited to:development and design of production tooling, test fixtures and test software for Printed Wiring Assemblies (PWAs), and product changes and rework of PWA's based on Sycamore "Engineering Change Orders" (ECOs).

   Recurring Manufacturing Services:  includes volume production of  products
   ---------------------------------
   for Sycamore including but not limited to: Recurring Material Procurement, assembly of PWAs, test and direct order fulfillment to defined Sycamore customers.

   Recurring Material Procurement: The activities involved to purchase material
   ------------------------------
   for Recurring Manufacturing Services.

   Affiliates: "Affiliate" means, with respect to a party hereto, a corporation
   -----------
   that directly or indirectly controls, is controlled by or is under common control with that party.

   Days:  in the context of this Agreement, DAY(S) refers to calendar days.
   -----

   Months:  in the context of this Agreement, MONTH(S) refers to calendar
   -------
   months.

   Delivery Date: as defined on Sycamore Purchase Orders and as agreed to by
   --------------
   Celestica, indicates the date on which material is to ship from Celestica's premises.

   Reasonable and Prudent Purchasing Practices:  in the context of this
   --------------------------------------------
   Agreement indicates the minimization of Sycamore's liability for material through Celestica's commercially reasonable efforts in initial procurement to secure return and/or cancellation rights and to cancel, return, resell, or use such materials elsewhere.

   Specifications: in the context of this Agreement includes the bill of
   --------------
   materials, designs, schematics, assembly drawings and test specifications provided by Sycamore to Celestica to manufacture products under this Agreement. Products will be considered to have met the required Specification once they pass Sycamore's defined production test procedures as agreed by the parties.

   Products:  in the context of this Agreement shall be the products
   ---------
   manufactured by Celestica pursuant to this Agreement in accordance with the Specifications.

   Obsolete or Surplus Materials: in the context of this Agreement shall be
   -----------------------------
   materials impacted by changes which would not otherwise be consumed in the (**) delivery horizon.

   Currency:   all currency defined in this agreement are in United States
   --------
   dollars.

WHEREAS, Celestica desires to enter into such a business relationship to perform such services for Sycamore.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and Agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sycamore and Celestica hereby agree to the following terms and conditions for the performance of Manufacturing Services by Celestica for Sycamore.

2.0  PURPOSE OF AGREEMENT
-------------------------

2.1 This Agreement shall be an overriding Agreement, the Terms and Conditions of which shall apply to any and all other subsequent Agreements between Sycamore and Celestica during the term of the Agreement, unless a specific term or terms of the Agreement are specifically excluded by a subsequent agreement, signed by both parties, referencing this Agreement's title and effective date.

2.2 This Agreement is a contract for the purchase of the Recurring and Non-Recurring Manufacturing services. Pricing shall be determined in accordance with section 5 below.

2.3 From time to time Sycamore or its Affiliates may wish to purchase Recurring and Non-Recurring Manufacturing Services directly from an Affiliate of Celestica under these terms. In such event Sycamore or its Affiliate, as applicable, shall issue a Purchase Order directly to the Celestica Affiliate. The Purchase Order shall incorporate by reference the terms and conditions of this Agreement and, with respect to that Purchase Order, this Agreement shall be interpreted as if it had been entered into directly by the Celestica Affiliate and Sycamore or Sycamore Affiliate, as applicable.

3.0  COORDINATION
-----------------

3.1 Each parties' designated Coordinator to represent that party in the implementation of this Agreement is set forth in section 23 below. Either party may change its Coordinator by written notice to the other party.

4.0  TERM OF AGREEMENT
----------------------

4.1 This Agreement shall become effective on the latter of the signature dates of the parties, and it shall continue in effect until either party provides written notice of termination as permitted and in accordance with Section 21 of the Agreement.

5.0  PRICING TERMS
------------------

5.1 The prices for Recurring Manufacturing Services shall be as the parties agree in writing from time to time. Prices for Non-Recurring Manufacturing Services shall be as the parties agree in writing from time to time. Sycamore and Celestica shall agree on the pricing of all Recurring Manufacturing Services and Non-Recurring Services to be provided to Sycamore by Celestica under this Agreement. Pricing offers for Non-Recurring Manufacturing Services shall be as the parties agree in writing from time to time and pricing determined by Sycamore Purchase Order and Celestica's acceptance and acknowledgment of Sycamore's Purchase Order. All Sycamore Purchase Orders to Celestica's facilities will be subject to the terms of this Agreement, except and to the extent that the purchase order varies the terms hereof in accordance with section 2.1 above and such terms are accepted by Celestica.

     5.1.1 In cases where Celestica provides Sycamore with Recurring Material Procurement Service, Sycamore and Celestica shall agree in writing as to the pricing terms of such Service, based on Celestica's price as stated in the costed Bill of Materials for those materials procured and used in Sycamore Products. At the time of quoting a new product for Sycamore which will utilize the Recurring Material Procurement Service, Celestica agrees to provide to Sycamore a costed Bill of Materials for each Sycamore assembly, based on (**) non-binding forecasted quantities for Sycamore's review and approval. This unit costing is to consider the total requirements for all components or sub-assemblies used on other Sycamore assemblies for which Celestica will be providing Recurring Material Procurement Services. The pricing agreed upon by the parties shall not increase for (**) from the date of quotation. (**) Both parties agree that any significant material adjustments shall also be reviewed and passed through at issuance of a new Purchase Order by Sycamore, as agreed by the parties. Within 10 business days prior to the close of such (**) period, Celestica shall provide an updated costed Bill of Materials based on the next (**) non-binding forecasted quantities and based on any adjustments required as a result of variations between actual deliveries and forecasted quantities during the previous (**) period.

5.2 All pricing based on direct labor rates for Recurring Manufacturing Service (Assembly, Test, and Fabrication) shall be as agreed to in writing by the parties.

5.3 At any time, in the event of extraordinary increases in the market price of fuels, raw materials, equipment, labor and/or other items directly contributing to Celestica's production costs for services for Sycamore, Celestica shall have the right to request that Sycamore re-negotiate, in good faith, the prices to be paid for the goods not yet shipped or services not yet performed. Celestica shall provide and Sycamore shall have the right to review all documentation evidencing the extraordinary increases incurred by Celestica. If, after good faith negotiations, the parties are unable to resolve repricing, Sycamore and Celestica shall have the right to terminate the specific service(s) or the entire Agreement in accordance with the termination for convenience clause as described in Section 21.

5.4 Celestica shall pay for those taxes imposed by any jurisdiction (such as Sales Tax, if item is not for resale) where Celestica assembles, tests, inspects, packages and/or manufactures Sycamore's goods which are directly imposed upon the goods or services provided by Celestica to Sycamore before Sycamore takes title to the goods. Sycamore shall pay for those taxes associated with the transfer of title from Celestica to Sycamore.

5.5 Celestica agrees to follow Reasonable and Prudent Purchasing Practices under this Agreement. This includes in relation to the quantities of materials and/or services placed on order with vendors to meet the requirements of Sycamore purchase orders. Vendor's minimum container sizes or order quantities are authorized when the value over Sycamore purchase orders does not exceed (**) per component part number per Celestica site. Celestica shall receive prior written approval from Sycamore to procure materials that exceed such (**) over materials required to meet Sycamore purchase orders.

5.6 Where lead times for materials are at any time longer than the period covered by Purchase Orders set out in Section 6.2, Celestica shall be entitled to order such material in accordance with the forecast and such materials' lead times, as agreed upon by the parties and as reviewed on a quarterly basis. Celestica will identify for Sycamore that material which is non-cancelable and non returnable.

6.0  SCHEDULING AND FORECAST
----------------------------

6.1 Authorization for Celestica to ship product to Sycamore is granted only through shipment releases defined by Sycamore's Purchase Order. The Purchase Order will include a description of the Services to be purchased, quantity, routing instructions, requested delivery date, destination and price per this Agreement. Such Purchase Orders shall constitute the only authorization for Celestica to expend any money or incur any liabilities for which Celestica may be reimbursed by Sycamore except as otherwise provided in sections 5.5 and 5.6 of this Agreement.

6.2 Sycamore will place Purchase Orders with Celestica in such a manner that will provide Celestica with an ongoing (**) visibility of Sycamore's scheduled delivery requirements. Purchase Orders may be issued in writing, by mail or facsimile, or by electronic means as the parties may from time to time agree. Celestica will acknowledge Purchase Orders as soon as reasonably practicable and will notify Sycamore of acceptance (or rejection, with the reasons therefor), of such Purchase Order within (**) of receipt. Any orders which are not rejected within (**) of receipt shall be deemed accepted. Celestica cannot reject any Purchase orders which conform to the terms of this Agreement. Celestica shall be under no obligation to accept Purchase Orders which do not conform to the terms of this Agreement.

6.3 Sycamore may make changes to shipping instructions, quantities or delivery schedules specified in the Purchase Order releases as needed throughout the duration of this Agreement, but in conformance with section 6 and section 7, unless otherwise mutually agreed upon. Sycamore shall only have liability for materials covered by accepted Purchase Orders and for material purchased in accordance with sections 5.5 and 5.6 above; however, Celestica will make all reasonable efforts to limit liabilities using Reasonable and Prudent Purchasing Practices.

     6.3.1 Celestica agrees to provide Sycamore with its commercially reasonable efforts to expedite Recurring Manufacturing Services at a rate greater than the quantity forecasted in the Agreement or allowed by Table 6.3.1 contained in Appendix A. In the event Celestica anticipates expediting charges, if any, these shall be quoted to and authorized in writing by Sycamore prior to Celestica committing resources.

     6.3.2  A Delivery Date may be rescheduled only in accordance with Table
            6.3.1 contained in Appendix A (whether in whole or in part), provided, however, that if Sycamore's request to reschedule a Delivery Date is made between (**) and (**) before the originally scheduled delivery date, the rescheduled delivery date may be no more than (**) past the original delivery date. Celestica may treat any attempt to reschedule outside these parameters as a cancellation.

6.4 If Sycamore reschedules a Delivery Date (**) or more past the original delivery date, Sycamore may have the option of either taking delivery of the product or paying Celestica an inventory carrying charge of (**). The charge in this section shall apply to purchase orders placed after the signature date of this Agreement.

6.5 Sycamore agrees to provide Celestica with a non-binding rolling forecast for all services updated on Sycamore's quarterly basis. Such forecast will reflect Sycamore's anticipated requirements for services to be procured during the next (**). Furthermore, Sycamore and Celestica will schedule quarterly forecast reviews. These reviews will be scheduled on the earliest mutually agreeable date for each Sycamore year quarter. Note: The first month of each Sycamore year quarter are February, May, August and November respectively. Except as identified herein below, it is understood and agreed by the parties that these non-binding forecasts are to be used by Celestica for the purpose of capacity planning with no obligation and no liability on the part of Sycamore to purchase these services except where Purchase Orders are issued as agreed in section 6.1.

6.6 Where Sycamore so directs, Celestica will procure materials from Sycamore's approved vendor list. Prior to utilizing other vendors of materials, Celestica will obtain Sycamore's prior written consent, which will not be unreasonably withheld.

7.0  CANCELLATION
-----------------

7.1 If Sycamore cancels any Purchase Order, or any part thereof, within (**) of the scheduled delivery date or any Purchase Order or any part thereof, for any prototype, pre production or pilot Purchase Orders or one time Purchase Orders for Product, Sycamore shall pay to Celestica the full value of the Purchase Order(s) so cancelled upon review of the charges by Sycamore. Celestica will use reasonable efforts to mitigate the costs described above.

7.2 The charge in this section 7.2 shall apply to purchase orders placed after the signature date of the this Agreement. If Sycamore cancels any Purchase Order beyond (**) of the scheduled delivery date, or part thereof, Sycamore will pay to Celestica:

(a)  For finished Product at the full Product price;

(b) All costs of obsolete and/or surplus materials and related handling charges determined in accordance with Section 9 of this Agreement together with all amounts due pursuant to Section 6.1;

(c) Any investment or costs associated with Non Recurring Manufacturing Services which have not been recovered by Celestica from Sycamore through amortization or other means and were incurred by Celestica specifically in relation to this Agreement with the prior agreement of Sycamore; and

(d) The pro-rated portion of the price of the cancelled Purchase Orders that relates to Celestica's value add based on the stage in the production process for the cancelled Product orders. Such value add shall be determined in accordance with Celestica's normal accounting procedure to determine its cost of Work In Progress ("WIP").

7.3 All charges under this section shall be documented and calculated by Celestica. Celestica shall provide to Sycamore sufficient documentation in a reasonable format to support all charges and calculations.

8.0  CHANGES
------------

8.1 Either party may initiate change notices regarding materials or specifications. The Coordinator of the party initiating such change notices will document and transmit the proposed change to the other party's Coordinator, who shall acknowledge receipt. The Recipient of a change notice will use all reasonable efforts to provide a detailed response including increased costs within five (5) business days of receipt and in no event later than fifteen (15) business days of receipt.

8.2 Both parties shall use their commercially reasonable efforts to implement change notices as soon as possible.

8.3 The Coordinators shall discuss any change notices and any associated impact (schedule or financial) and shall mutually agree to any change before it may be implemented.

8.4 Neither party will unreasonably withhold or delay agreement to a change notice and the parties will endeavor to agree and implement, at the earliest opportunity, change notices relating to personal and product safety or conformance to existing specifications.

8.5 Until a change notice and any associated impact on any relevant contract have been agreed in writing, the parties will continue to perform their obligations under the relevant contract without taking account of the change notice. However, if a change notice indicates that a change is required due to safety reasons, then no further product will be manufactured without the prior written consent of Sycamore until the parties have implemented the change notice.

9.0  OBSOLETE/SURPLUS  MATERIAL
-------------------------------

9.1 When material is for any reason at any time rendered Obsolete or Surplus Materials and such Obsolete or Surplus Material was ordered by Celestica against an accepted Purchase Order or pursuant to Sycamore's written permission in accordance with section 5.5 or 5.6, Celestica will:

(a) Use commercially reasonable efforts to provide to Sycamore within five (5) business days and in no event later than fifteen (15) business days following the date of the event causing the obsolescence or surplus (the "Obsolescence Date") a notice of the potential cost of such obsolescence or surplus including relevant handling charges; and

(b) for a period of (**) from the Obsolescence Date, Celestica will use its Reasonable and Prudent Purchasing practices to mitigate Sycamore's liability relating to the Obsolete or Surplus materials.

9.2  After such (**) period:

(a) Celestica will, at Sycamore's risk and expense, be entitled to deliver to Sycamore (or if Sycamore so requests, otherwise dispose of) all obsolete or surplus materials then held by Celestica once Sycamore has had the right to formally review the mitigation efforts. This review shall take no longer than (**) after which Celestica shall be entitled to deliver and invoice Sycamore for such Product.

(b) Celestica shall invoice Sycamore for the agreed upon costs, including reasonable, documented material handling charges which shall not exceed (**) of the material purchase cost, which shall be paid by Sycamore in US dollars (**) from date of invoice.

(c) All charges under this section shall be documented and calculated by Celestica. Celestica shall provide to Sycamore sufficient documentation in a reasonable format to support all charges and calculations.

10.0 DELIVERY
-------------

10.1 Each Celestica shipment shall be accompanied by a Packing Slip which includes as a minimum, Sycamore's part number, Purchase Order Number, Celestica's Part Number, serial number and quantity. Packaging of the material shall follow accepted commercial practices to protect the material from Electrostatic Discharges (ESD) and normal handling from selected Freight Forwarder.

10.2 Celestica shall deliver its services within a window of plus or minus (**) of the Celestica agreed to "Delivery Date" specified on Sycamore's Purchase Order.

10.3 Without the prior written consent of Sycamore, no partial shipments or over shipments are allowed. Any claims for alleged shortages must be made known to Celestica in writing within (**) of receipt at Sycamore or such claim is waived by Sycamore.

10.4 Celestica shall make deliveries in accordance with the schedule set forth and mutually agreed upon in Sycamore's Purchase Order as accepted by Celestica. Title and risk of loss and damage for items on

Sycamore's purchase orders will pass from Celestica to Sycamore F.O.B. Celestica premises. Celestica shall use the freight forwarder chosen by Sycamore in its sole discretion. Celestica shall ship all deliverables purchased under a Purchase Order F.O.B. shipping point, freight prepaid in Sycamore's behalf so as to be received, allowing for normal transit times, in accordance with the schedule specified thereon. Celestica shall invoice Sycamore for freight charges following delivery of items on Sycamore's purchase orders F.O.B. Celestica premises.

10.5 Where such delays are caused by Celestica, Celestica shall be liable for all expediting charges required to meet the delivery schedule set forth and mutually agreed upon in Sycamore's Purchase Order. Sycamore shall be liable only for standard lead-time costs and "surface" freight unless previously approved by Sycamore in writing.

10.6 Sycamore may reject Products which are reasonably established a) to have been materially damaged by Celestica at the delivery point as defined in 10.4 or
b) not to have met, in all material respects, the relevant specification provided by Sycamore ("Rejected Products").

10.7 Sycamore will notify Celestica in writing of Rejected Products within (**) of original delivery and will return Rejected Products to Celestica at Celestica's expense within a further (**). Celestica shall submit an RMA to Sycamore within (**) of Sycamore's notice of Rejected Products.

10.8 Celestica will then at its election either repair, replace, or credit Sycamore in respect of Rejected Products. The cost associated with any such repair or credit will be the responsibility of Celestica. In the case of replacement or credit, title of the Rejected Product shall pass to Celestica on delivery to Celestica. In the event of repair, Sycamore shall bear the expense of redelivery of the repaired product.

10.9 In the absence of earlier notification of rejection, Sycamore will be deemed to have accepted Products (**) after delivery, provided, however, that the related product invoice contains all pertinent information relating to Sycamore's purchase order and provided, further, that Sycamore's acceptance of the Products shall in no way be deemed a waiver of warranty claims.

10.10 If, in Sycamore's opinion, late delivery becomes a persistent problem, then Celestica's management from its Exeter NH facility and its Toronto Headquarters shall meet with Sycamore management at Sycamore's facility to discuss and resolve delivery issues in good faith.

11.0  WARRANTY
--------------

Celestica warranty

11.1 Celestica warrants that all services will be performed in a workmanlike manner in conformity with the mutually agreed to specifications for such services as listed below and that the Products delivered under this Agreement will be (1) free from defects in workmanship; and (2) further warrants that such Products and services conform to the applicable Sycamore Purchase Specifications at the time of manufacture. As part of the warranty provided by Celestica to Sycamore with respect to the workmanship of its Products, Celestica further warrants that all Product shall be manufactured in accordance with the following standards:

Workmanship:    J-STD-001
Solder:         IPC-A-610, Class 2
ESD:            MIL-STD-1686

This workmanship warranty shall apply for a period of (**) from the date the services or Products are shipped from Celestica to the benefit of Sycamore. In addition, Celestica shall, to the extent possible, obtain and pass through from its suppliers any warranties with regard to quality, and workmanship and intellectual property rights indemnification, if any, to and for the benefit of Sycamore.

11.2 Sycamore's remedy for breach of the warranty shall be, at Celestica's option, repair or replacement by Celestica of defective Products returned to Celestica at a facility of its choice. Prior to returning any Product that Sycamore claims to be not as warranted by Celestica, Sycamore shall follow Celestica's reasonable Return Material Authorization ("RMA") Procedures. Celestica shall promptly provide and shall not unreasonably withhold or delay the issuance of a RMA number. Celestica shall be responsible for all warranty expenses plus the costs of outgoing shipment for warranty repair. All repairs and replacements will be made and Product will be returned to Sycamore, or delivered to destination as directed by Sycamore, within (**) of receipt by Celestica. Celestica recognizes that as the Contract Manufacturer of Sycamore product that Sycamore does not possess all the test equipment necessary for in-depth testing prior to return to Celestica. In respect of any Products which are found by Celestica not to be defective under Celestica's warranty, Sycamore will pay to Celestica all redelivery costs and a `no defect found' charge determined by the then current test time per Product for each such Product and the hourly charge as agreed in writing by the parties. In any instance where Celestica fails to deliver repaired or replaced Product within (**) of receipt of defective product, then Sycamore shall be entitled to a credit of the purchase price of the defective Product at the end of such (**) period. If any returned Products for which such credit has been issued are subsequently repaired within (**) of the original date of return, Sycamore agrees to purchase such repaired Product from Celestica at the previously credited price.

11.3  (**)

(**)

11.4  The above warranties will apply in all circumstances except the following:

(a) Products which have been misused, modified, damaged, placed in an unsuitable physical or operating environment or maintained improperly or caused to fail by any product or service not supplied by Celestica or to any Products which have been subjected to any repair not authorised in writing in advance by Celestica;

(b) any defect caused by Sycamore or a third party or by an error or omission or design or other fault in any Sycamore Information or in any other drawings, documentation, data, software, information, know-how or Materials provided or specified by Sycamore;

(c) prototypes and pre-production or pilot versions of Products which will be warranted to conform to the Specification; or

(d) Products which, at Sycamore's specific request, did not undergo Celestica's standard inspection and test procedure.

11.5 Celestica will repair and/or upgrade Products which are outside the warranty period at mutually agreed prices and terms and conditions to be negotiated by the parties on a per product basis.

11.6 THE FORGOING WARRANTIES ARE FOR THE SOLE BENEFIT OF SYCAMORE AND ARE CELESTICA'S SOLE OBLIGATION AND LIABILITY, AND SYCAMORE'S EXCLUSIVE REMEDIES, FOR CLAIMS BASED ON DEFECTS IN OR FAILURE OF ANY PRODUCT OR SERVICE

OR THE SUBJECT MATTER OF ANY SERVICE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.7 Celestica agrees to maintain in good working order the tooling contracted by Sycamore as Non Recurring Services for the lifetime of this Agreement or for a previously agreed upon lifetime of such tooling. Celestica is exempted from maintaining such Non Recurring Manufacturing Service tooling that has been obsoleted by Sycamore or for which Sycamore mandated changes have deteriorated items beyond the scope of general maintenance practices.

Customer Warranty

11.8 Sycamore warrants that to the best of Sycamore's knowledge, Sycamore information and Sycamore tooling and any other items or information supplied by Sycamore are accurate and contain all items and information of Sycamore necessary for Celestica to manufacture and deliver the Products and Services pursuant to Contracts.

11.9 Celestica will promptly notify Sycamore of any manufacturing problems which it encounters and believes are related to the Product design or any Sycamore Information or Sycamore tooling. The parties will jointly determine whether such manufacturing problems are attributable to the Product design or any Sycamore information or Sycamore tooling. Where such problems are so attributable, Sycamore will be responsible for all actual costs incurred by Celestica to implement a mutually agreed to correction plan to correct such problems. Celestica will not implement any changes to the Product design or any Sycamore information or Sycamore tooling without Sycamore's prior approval. Where any such changes result in the delay of any scheduled delivery date for Product, Celestica will have no liability for such resulting delay and Sycamore may not cancel any orders for Products affected thereby.

12.0  INDEMNIFICATION
---------------------

12.1 Sycamore agrees to indemnify Celestica against damages finally awarded by a court of competent jurisdiction arising out of or in settlement, as agreed to by Sycamore and Celestica, of any claims for direct losses, damages, costs and expenses (including reasonable attorney's fees) which Celestica may hereafter become responsible for or be required to pay as a result of any negligent act, error or omission associated with the Specification, or any other materials, information or instructions relating to or in compliance with the Specification provided, however, that Sycamore is given prompt notice of the claims, sole control over the defense and/or settlement of the claim, and at Sycamore's expense, is given Celestica's full cooperation in the defense of same.

12.2 Celestica agrees to indemnify Sycamore against damages finally awarded by a court of competent jurisdiction arising out of or in settlement, as agreed to by Sycamore and Celestica, of any claims for direct losses, damages, costs and expenses (including reasonable attorney's fees) which Sycamore may incur or may hereafter become responsible for or be required to pay as a result of any negligent act, error or omission of Celestica in performance of the Recurring and Non-Recurring Manufacturing Services, or its negligence or willful misconduct, provided, however, that Celestica is given prompt notice of the claims, sole control over the defense and/or settlement of the claims, and at Celestica's expense, is given Sycamore's full cooperation in the defense of same.

13.0  PAYMENT TERMS
-------------------

13.1 Celestica shall deliver to Sycamore invoices for all goods provided and services performed under this Agreement. Invoices will be sent to Sycamore no earlier than the shipment of Recurring Manufacturing Services or the acceptance of Non Recurring Manufacturing Services. Payments shall be due and payable (**) from receipt of an accurate Celestica invoice containing the information set forth in section 13.2 below. (**)

13.2 Unless otherwise provided for by Sycamore, Celestica's Invoices shall be in writing and contain the following applicable information:

               *  Sycamore's Purchase Order Number
               *  Sycamore's Product Code
               *  Quantity of Products or Services
               *  Unit Price of Products or Services
               *  Extended Price
               *  F.O.B. point
               *  Date of Shipment
               *  Full copy of Packing Slip for Items Listed on Invoice

All amounts due to Celestica are payable at Celestica's designated address or at such other place as Celestica may hereafter designate in writing to Sycamore.

13.3 If Sycamore becomes delinquent in payment of any undisputed, material amounts due to Celestica without reasonable cause, Celestica may withhold shipment of services hereunder until all the obligations to Celestica have been brought current. Celestica's election to withhold shipment shall not relieve Sycamore of any obligations hereunder. If Sycamore fails to make any payment by the due date Celestica may, in addition to its other rights and remedies, charge a late payment charge at a rate of (**). Celestica will not charge such late payment charge where Sycamore, in good faith, disputes such payment or invoice or in the event that the related invoice does not contain the information required under Section 13.2 above. Sycamore shall notify Celestica of any such dispute within ten (10) days of the receipt of the invoice in question. With regard to those portions of invoices which Sycamore does not dispute, Sycamore's dispute does not relieve Sycamore's obligations to pay the undisputed portion of the invoice.

13.4 Celestica shall send its Invoices (containing the information required by Section 13.2 above) for goods provided and services performed under this Agreement to Sycamore Network, Inc. Attention: Accounts Payable, at the address specified on Sycamore's Purchase Order.

13.5 Sycamore will be solely responsible for and will pay all taxes including value added taxes, duties or other governmental or regulatory charges in any country resulting from the transfer of title from Celestica to Sycamore, except for any income, corporate or other related taxes based upon Celestica's income or property for which Celestica is directly liable.

13.6 For so long as Sycamore remains in good credit standing with Celestica and in the absence of any material change in Sycamore's credit circumstances, Celestica accepts the credit liability of any order once it is accepted and cannot request Sycamore to pay down any credit amount after the order is accepted.

14.0  INTELLECTUAL PROPERTY
---------------------------

14.1 All existing intellectual property included but not limited to all patents, applications for patents, copyrights, mask works, trade secrets and other intellectual property rights ("Intellectual Property") owned by or licensed to Sycamore will continue to be owned by Sycamore and, accordingly, Celestica is licensed to use and disclose only such of it as may be necessary for Celestica to perform its obligations under this contract. With respect to any Intellectual Property licensed to Sycamore by third parties, Sycamore warrants that such license is in good standing and includes all necessary rights of sub-licensing to permit the sub-license to Celestica hereunder solely for Celestica's use in performing its obligations under this Agreement.


14.2 All existing Intellectual Property of Celestica will continue to be owned by Celestica. With respect to any Intellectual Property licensed to Celestica by third parties, Celestica warrants that such license is in good standing and includes all necessary rights to permit Celestica to perform its obligations under this

Agreement.

14.3 All Intellectual Property created in the course of Celestica's performance of services under this Agreement (i) which is derived from or is an improvement to or is unique to Sycamore's Products, and (ii) the development of which Sycamore has contracted for and paid in full in accordance with the terms of this Agreement, will be owned by Sycamore. (**) All Intellectual Property created in the course of Celestica's performance of services under this Agreement which are derived from or improvements to Celestica's existing Intellectual Property or Celestica's manufacturing or design processes will be owned by Celestica. (**)

14.4 Nothing in this Agreement or any contract grants or can be capable of granting to Sycamore (whether directly or by implication, estoppel or otherwise) any rights to any Intellectual Property owned by or licensed to Celestica or any Affiliate of Celestica.

14.5 Without the other party's prior written consent, neither party shall disclose or make other use of know-how, testing materials, intellectual property, the terms of this contract including prices, specifications for Products, production schedules or other performance activities under this Agreement, except in performance of its obligations under this Agreement. Such information shall be subject to the confidentiality provisions of section 25 below.

15.0 CUSTOMER PROPERTY
----------------------

15.1 All Sycamore information and tooling may be used by Celestica as required by Celestica only for the purposes of this Agreement.

15.2 All Sycamore information and all Sycamore tooling (for which, if applicable Celestica has been paid in full) will remain Sycamore's property and will be treated by Celestica with substantially the same care as it treats its own property of a similar nature, but in no event less than a reasonable degree of care, and will be subject to the confidentiality provisions of section 25 below.

15.3 The costs of maintenance, calibration and repair of Sycamore tooling supplied by Sycamore shall at all times be the responsibility of Sycamore. The costs of maintenance, calibration and repair of Sycamore tooling that Sycamore pays Celestica to obtain on Sycamore's behalf shall at all times be the responsibility of Celestica, except under circumstances in which changes in such tooling is requested by Sycamore. In such circumstance, Sycamore shall be responsible only for the costs associated with implementing such change.

15.4 Celestica shall (1) exercise due care in its possession of tooling and information of Sycamore. (2) sequester and conspicuously mark Sycamore materials, and (3) allow site inspections by Sycamore.

15.5 Celestica shall carry insurance to cover the risk of loss of Sycamore's property under its control in accordance with section 17.1.

16.0 QUALITY ASSURANCE
----------------------

16.1 Celestica will maintain quality assurance systems for the control of material quality, processing, assembly, testing, packaging and shipping in accordance with its usual policies and practices. The workmanship standard to be used in building Product is IPC A-610 Rev. B Class 2, as published by the Institute for Interconnecting and Packaging Electronic Circuits.

16.2 Celestica will perform its normal test procedures relating to Products and services. If Celestica performs tests using test equipment, procedures and software provided by Sycamore, Celestica will have no liability for defects in Products where failure to isolate the defect is attributable to such equipment, procedures or software.

16.3 Either party may during normal business hours and following reasonable notice and subject to the other party's normal security requirements, review the other party's facilities and quality control procedures as reasonably necessary for the first party to satisfy itself of the other party's compliance with its obligations under this Agreement.

16.4 The parties will endeavor to meet quarterly to discuss and resolve any issues which may have arisen including those relating to quality, performance, engineering changes, obsolescence or surpluses.

16.5 The parties will evaluate and mutually agree upon any additional quality requirements going forward.

17.0  CELESTICA'S REPRESENTATIONS AND WARRANTIES
------------------------------------------------

17.1 Celestica represents and warrants that it has insurance coverage with an A rated carrier that is acceptable to Sycamore in the amounts listed below:

      General Liability:      US$(**)

      Worker's Compensation:  As required by local law of the State in which the facility is located

      Errors and Omissions:   US$(**) per claim and US$(**) annual aggregate

      Product Liability:      US$(**) per claim and US$(**) annual
                              aggregate

17.2 Celestica represents and warrants that it has the following certifications and will keep the following certifications at Celestica's sole expense for the duration of this Agreement:

      ISO 9001      UL     CSA     CE

17.3 Celestica represents and warrants that Celestica's operations and the Recurring Manufacturing Services, Non-Recurring Manufacturing Services and Recurring Material Procurement shall not be affected or interrupted by (1) the date change from December 31, 1999 to January 1, 2000; (2) manipulating data dated before or after 1999; (3) processing leap years.

17.4 Celestica represents and warrants that it shall maintain all finished good or consigned materials which have been purchased by Sycamore and are on Celestica's sites in a secure and separate location, labeled as Sycamore's property, and free of all liens and attachments.

18.0  HAZARDOUS MATERIALS/TOXIC SUBSTANCES
------------------------------------------

18.1 Materials subject to the Toxic Substance Control Act, (15 USC 2601 et. seq.), the Resource Conservation and Recovery Act (42 USC 6901 et. seq.) and the Environmental Protection Agency Hazardous Waste Management Program (40 CFR 260 et. seq.) shall be SHIPPED, TRANSPORTED, DISPOSED, MARKED, LABELED, TAGGED, PLACARDED, PACKAGED, IDENTIFIED, USED, PRESERVED, AND DOCUMENTED BY CELESTICA AS REQUIRED BY APPLICABLE FEDERAL REGULATIONS INCLUDING BUT NOT LIMITED TO 49 CFR 172 ET. SEQ. AND 29 CFR 1910.1200 ET. SEQ. IN ADDITION, CELESTICA SHALL SUPPLY THE FOLLOWING INFORMATION: DESCRIPTION OF HAZARDOUS MATERIALS AND SHIPPING NAME, HAZARD CLASS OR DIVISION, IDENTIFICATION NUMBERS, PACKING GROUP AND LABELS PER 49 CFR 172.202 ET SEQ.

18.2 Celestica shall comply with the Hazard Communication Standard, 29 CFR 1910.1200. Celestica shall ensure that the name of the items identified on the Material Safety Data Sheets is identical to the name which appears on the label of the product shipped to Sycamore. Celestica shall provide a copy of the Material Safety Data Sheet with each shipment to Sycamore.

18.3 Celestica shall comply with Section 313 of the Emergency Planning and Community Right to Know Act of 1986 and 40 CFR Part 372, if applicable. As part of such compliance, Celestica shall furnish its account the following information with the initial shipment of each item to Sycamore:

          (1) A statement that the supplies contain chemicals which are subject to Section 313 of Title III of the Superfund Amendments and Reauthorization Act of 1986 and 40 CFR 372.45.

          (2) The name and associated Chemical Abstract Service Registry number of each chemical which has been incorporated in the supplies and which is listed in the specific Toxic Chemical Listings contained in 40 CFR 372.45.

          (3) The percentage by weight of each toxic chemical component of the supplies shipped.

18.4 Shipment of hazardous materials shall be by common carrier authorized to handle the material and in accordance with 49 CFR Parts 100-109 and the "ATA "Dangerous Goods Regulations" or "International Maritime Dangerous Goods Code" (if applicable). This includes but is not limited to:

          .  Shipping papers must include an emergency contact number.

          . Shipping papers and packages must show the technical names listed in parenthesis, the association to the basic description, and in the case of mixtures, list the major hazardous components by percentage contributing to the hazard.

          . Celestica shall indicate on the shipping papers whether the material presents Poisonous by Inhalation (PIH) hazards.

          . At Sycamore's request, Celestica will provide test reports indicating Performance Oriented Packaging compliance to facilitate Sycamore's reshipment of Celestica's supplies.

          . Celestica shall mark on all interior packages and shipping containers the closed cup flash point of flammable and combustible liquids.

18.5 The supplies manufactured by Celestica for Sycamore may not be manufactured with ozone depleting substances nor may such supplies contain ozone depleting substances unless approved by Sycamore in writing. If so approved the following warning statement shall apply to such items:

WARNING: Manufactured with CFC-11,12,13, 111, 112, 113, 114, 115, 211, 212, 213,
214, 215, 216, 217, Halons 12211, 1301, 2402, Carbon Tetrachloride or Methyl Chloroform substances which harm public health and environment by destroying the ozone in the upper atmosphere.

18.6 DESCRIPTION OF HAZARDOUS MATERIAL ON SHIPPING PAPERS - The shipping description of a hazardous material on a shipping paper must include:

          . The proper shipping name prescribed for the material in Column 2 of 49 CFR 172.

          . The hazard class or division prescribed for the material as shown in Column 3 of 49 CFR 172 (Table) (Class names, IMO class and division numbers or subsidiary hazard classes may be entered in parentheses following the numerical hazard class). The identification number (preceded by "UN" or "NA" as appropriate) prescribed for the material as shown in Column 4 of 49 CFR 172 (Table).
          . The packing group, if any, prescribed for the material in Column 5 of 49 CFR 172 (Table).

19.0  MINORITY/WOMEN BUSINESS ENTERPRISES
------------------------------------------

Celestica acknowledges that it is Sycamore's request that, when commercially reasonable, Sycamore's suppliers award subcontracts to minority business enterprises. As used in this Agreement "minority business enterprise" means a business at least 50% of which is owned, controlled and operated by minority group members, or in the case of publicly owned business at least 51% of the stock of which is owned by minority group members. A women's business enterprise means a business which is 51% owned, controlled and operated by women. For the purpose of this definition, minority group members are Blacks, Hispanics, Asian Pacific Islanders, American Indians and Alaskan Natives. Supplier may rely on written representation by subcontractors regarding their status as minority or women's business enterprises in lieu of an independent investigation. Within sixty (60) days after the date of this Agreement and thereafter upon Sycamore's written request and on a semi-annual basis thereafter, Celestica shall provide to Sycamore a written report, for each site in the United States where Product is manufactured for Sycamore, signed by an authorized individual which details the percentage of minority business enterprise subcontracts awarded from such sites relative to the revenue generated from Sycamore's business during that period under this Agreement. Notwithstanding the foregoing, any failure by Celestica to award subcontracts to minority business enterprises shall not constitute a breach of this Agreement.

20.0 EXCLUSIONS AND LIMITATION OF LIABILITY
-------------------------------------------

20.1 Neither party excludes or limits its liability for death or personal injury resulting from its negligence nor liability for breach of any term implied by statute to the extent that such liabilities cannot by law be limited or excluded.

20.2 Subject only to clause 20.1 above, under no circumstances will either party have any liability in respect of this Agreement, whether in contract or for negligence or otherwise and whether related to any single event or series of connected events, for any of the following:

(a)  any liability in excess of:


     (i) in the case of damage to or loss of tangible property, the value of such property; and

     (ii) in any event, and in respect of any other liability, an amount equal (**)

(b) any liability for any incidental, indirect or consequential damages or loss of business, loss of records or data, loss of use, loss of profits, revenue or anticipated savings or other economic loss whether or not Celestica was informed or was aware of the possibility of such loss;

(c) subject to Section 12 and except for claims relating to Intellectual Property infringement, any third party claims for any loss, damage, costs or expense

20.3 Neither party may bring an action under this Agreement more than two (2) years after the cause of action arose.

20.4 Neither party will have liability to the other for any failure to perform any obligation under this Agreement or any purchase order to the extent such failure was due to the act or omission of the other party or any agent of the other party or any supplier from whom Celestica purchases components or services under terms, conditions or pricing arrangements made between Sycamore and such supplier.


21.0  TERMINATION
-----------------

21.1 After notice of termination is tendered, each Coordinator shall prepare an orderly termination of the Agreement, and for return to the owning party its materials, equipment, records, specifications, and CONFIDENTIAL INFORMATION.
The parties agree to provide as orderly a transition toward the effective date of termination as possible.

21.2 Sycamore may terminate this Agreement for any reason by providing written notice to Celestica or Celestica's Affiliate, as applicable, at least (**) in advance of the requested termination date.

21.3 Celestica may terminate this Agreement for any reason by providing written notice to Sycamore at least one year in advance of the requested termination date.

21.4 Either party may terminate this Agreement at any time for cause in the event that any material default by the other remains uncured for more than (**) following written notice or in the event that other party files or has filed against it any bankruptcy, insolvency or receivership proceeding which prevents or presents a reasonable risk of preventing such party from fulfilling is obligations hereunder, and which is not cured within (**) of written notice.
The written notice shall specify the conditions constituting the default and the corrective action, if any, which must be undertaken to cure such default. If at the noticed date of termination the non defaulting Party in the exercise of good faith, determines that the noticed condition of default has been cured or that satisfactory arrangements have been undertaken to attempt the cure, then this Agreement shall continue in force and effect.

21.5 Upon termination by Sycamore pursuant to sections 21.2 or 22.2 or by Celestica pursuant to sections 21.3 or 21.4, Sycamore shall be responsible for:

 . The scheduled and actual work-in-process for Sycamore, . Up to (**) inventory of all raw materials required for Sycamore Purchase
   Orders,
 .  Finished goods,
 . Any investment incurred by Celestica specifically in relation to this Agreement with the prior written agreement of Sycamore and which has not been recovered by Celestica from Sycamore through amortization or other means;
 .  All obsolete and surplus materials reported in accordance with section
   9,
 .  All non-cancelable Celestica Purchase Orders placed in accordance with this Agreement, and,
 . Cancellation or restocking charges for Celestica Purchase Orders placed on behalf of Sycamore, where Reasonable and Prudent Purchasing Practices have been employed by Celestica.

All packaging expense for shipment shall be borne by Celestica and all freight expense borne by Sycamore in accordance with paragraph 10.4.

All charges under this section shall be documented and calculated by Celestica. Celestica shall provide to Sycamore sufficient documentation in a reasonable format to support all charges and calculations.

21.5 Notwithstanding any termination, any services performed by Celestica following the termination of this Agreement shall be subject to the terms and conditions of this Agreement, unless the parties otherwise agree.

22.0 FORCE MAJEURE
------------------

22.1 Neither party shall be liable for any delay in performance or failure to perform obligations (other than payment obligations), in whole or in part, when due to a labor dispute, strike, war or act of war (whether an actual declaration is made or not), insurrection, riot, civil commotion, act of public enemy, accident, fire, flood, or other act of God, act of any governmental authority, judicial action, or similar causes beyond the reasonable control of such party. If an event of Force Majeure occurs, the other party shall be immediately notified.

22.2 If an event of Force Majeure continues for a period of sixty (60) days, Sycamore shall have the right to terminate this Agreement upon a further 30 days notice.

22.3 Interruption of scheduled deliveries to Sycamore from Celestica due to the change in the millennium or occurence of the leap year is not covered by paragraph 22.1.

22.4 If an event of Force Majeure occurs to Celestica, Celestica will use its commercially reasonable efforts to put into effect an alternate plan to continue supplying Products and services to Sycamore, including but not limited to, moving the operations to another Celestica facility, where appropriate, in order to continue production and minimize downtime.

23.0  NOTICES
-------------

23.1 In any case where a notice or other communication is to be given or made pursuant to any provision of this Agreement, such notice or communication will be deemed to be received when given or made as follows:

          *  If by hand delivery, on the day delivered,
          * If by telex, cable, fax, or telegraph, on the next business day following the date sent,
          * If by mail, on the third calendar day following posting by certified or registered mail, return receipt requested.

23.2 All such notices mailed to Sycamore will be sent postage prepaid and addressed to:

               Mr. John Dowling         Copy to:   Mr. Steve Sabounjian
               Sycamore Networks, Inc.
               10 Elizabeth Road
               Chelmsford, MA 01824
               FAX # (978) 256-3434

               AND ALSO TO:
               Sycamore Networks, Inc.
               10 Elizabeth Road
               Chelmsford, MA 01824
               Attn: General Counsel
               FAX # (978) 244-1097

23.3 All such notices mailed to Celestica will be sent postage prepaid and addressed to:

               Jim Kelly                     Alternate: Dave Roy
               General Manager
               Celestica Corporation
               100 Domain Drive
               Exeter, NH 03833

               AND ALSO TO:
               Stuart Church
               Corporate Contracts
               Celestica International Inc.
               844 Don Mills Road, 28/218
               Toronto, Ontario
               M3C 1V7
               FAX # 416-448-5895

23.4 Coordinators as defined in 3.1 are:

For Celestica: Ken Kimball
               Business Development Manager
               Celestica Corporation
               100 Domain Drive
               Exeter, NH 03833

For Sycamore:  Mr. John Dowling
               Sycamore Networks, Inc.
               10 Elizabeth Road
               Chelmsford, MA 01824

24.0  NON-ASSIGNMENT
--------------------

24.1 This Agreement may not be assigned without prior written agreement and approval of the other party, which approval shall not be unreasonably withheld or delayed. Either party may, however, assign this Agreement in the event of a merger or a sale of all or substantially all of such party's assets or stock to which assignment the both parties hereby consent. That the party subject to such merger or sale shall give written notice thereof to the other party.

25.0 CONFIDENTIALITY / NON-DISCLOSURE
-------------------------------------

25.1 The parties will comply with the provisions of the confidentiality agreement between Celestica North America Inc. and Sycamore Networks, Inc. referenced as the Confidentiality Agreement effective October 6, 1998.

25.2 Nothing in this Agreement gives either party a right to use the other party's name, trade mark(s), trade name(s) or to refer to, or disclose, the existence of this Agreement or any Contract or any terms and conditions of this Agreement or any Contract, whether directly or indirectly in connection with any marketing or other activities without the other party's prior written consent.

25.3  Non-Solicitation.  Sycamore and Celestica agree that they shall not,
      ----------------
during the term of this Agreement, nor for a period of twelve (12) months after its termination, solicit for employment, or employ, whether as an employee or independent contractor, any personnel who are currently employed by the other party during the said term, without prior consent in writing from the other party.

26.0  SUPERSEDING EFFECT
------------------------

26.1 This Agreement, including all attachments, constitutes the entire Agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings and Agreements, either oral or written between the parties or any official or representative hereof. This Agreement shall be modified only by an instrument in writing signed by duly authorized representatives of the parties.

26.2 Any standard terms and conditions set out in any Sycamore purchase order form or any Celestica invoice or order acknowledgement will be without effect.

26.3 Any rights or obligations under this Agreement which by their nature continue after termination will remain in effect until they are completed.

26.4 If there is any conflict or inconsistency between the terms of any purchase order or other documents comprised in a contract and the terms of this Agreement then the terms of this Agreement will prevail over the purchase order or any other such document.

27.0 APPLICATION LAW
--------------------

27.1 This Agreement shall be interpreted in all respects in accordance with the laws of the Commonwealth of Massachusetts, USA exclusive of any provisions of the United Nations Convention on the International Sale of Goods and without regard to principles of conflict of laws. The parties submit to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts. The parties hereto expressly waive any right they may have to a jury trial and agree that any proceedings under this Agreement shall be tried by a judge without a jury.

28.0  GENERAL
-------------

28.1 In the manufacture and sale of product Celestica agrees to comply with all applicable state and federal laws and regulations, including without limitation the requirements of the Fair Labor Standards Act of 1938 (as amended) and to provide disclosure as to all hazardous substances utilized in the manufacture of the product.

28.2 The parties are each independent contractors and not joint ventures, partners, agents or representatives of the other. Neither party has any right to create any obligation on the part of the other party. This Agreement shall not prevent Celestica or its Affiliates from marketing, acquiring, or developing materials, products or services which are similar or competitive to those of Sycamore. Celestica may pursue activities independently with any third party, even if similar to the activities under this Agreement.

IN WITNESS WHEREOF, the parties hereto execute this Manufacturing Services Agreement to be effective on the date referenced above.

Sycamore Networks, Inc             Celestica Corporation

By: /s/ John Dowling             By: /s/ James Kelly
    ------------------------         --------------------------

Name: John Dowling               Name: James Kelly
      ----------------------           ------------------------

Title:  V.P. Operations          Title: VP/GM Celestica
        --------------------            -----------------------

Date: 2/8/00                     Date: 2/9/00
      ----------------------           ------------------------

                                  Appendix A
                                      To
           Sycamore Networks, Inc. Manufacturing Services Agreement

                                  Table 6.3.1
                            Rescheduling Allowances


                                     [**]

                                  Appendix B
                                      To
           Sycamore Networks, Inc. Manufacturing Services Agreement


In Circuit Test Fixtures and Programs

ESS Screening Code

Backing Plates for Compliant Pin Connectors

Specific Product Design Efforts according to Specifications (for example, the SN 16000 SMC Project)